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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
STEWART & STEVENSON SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        The following is a copy of a notice sent to the Stewart & Stevenson Services, Inc. shareholders on April 24, 2006.

PLEASE VOTE THE ENCLOSED PROXY CARD TODAY
"FOR" THE MERGER WITH ARMOR HOLDINGS

April 24, 2006

Dear Fellow Shareholder:

        You should have recently received proxy materials asking for your vote in favor of the merger of Stewart & Stevenson Services, Inc. (SVC) and Armor Holdings, Inc. Your Board of Directors unanimously concluded that Armor's $35.00 per share cash offer is in the best interests of all SVC shareholders, and we urge all shareholders to vote "FOR" the merger with Armor. There is little time left until our Tuesday, May 9, 2006 special meeting, so please take a moment to vote the enclosed proxy card today.

YOUR BOARD CONDUCTED AN EXTENSIVE BIDDING PROCESS FOR THE SALE OF SVC AND UNANIMOUSLY CONCLUDED THAT THE MERGER WITH ARMOR HOLDINGS OFFERS THE BEST VALUE TO SVC SHAREHOLDERS

        Your Board conducted an extensive bidding process for the sale of SVC that resulted in the receipt of three final bids. Of those three bids, your Board concluded that the Armor bid offered the best value to shareholders based on a number of factors, including the significant cash premium and favorable contractual terms of the Armor bid, as well as the strong likelihood of the merger with Armor passing antitrust review and closing in a timely manner. As recently announced, our merger with Armor has received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act from the Department of Justice and the Federal Trade Commission, and we expect to close the merger with Armor promptly after the receipt of shareholder approval.

        Please take a moment to vote the enclosed proxy card today "FOR" the Armor merger. Your proxy can be voted by mail, telephone or Internet—follow the simple enclosed instructions. Remember, a failure to vote has the same effect as a vote against the merger proposal.

        If you have any questions or need assistance in voting your shares, please call MacKenzie Partners, Inc. Toll-Free at 800-322-2885 or at 212-929-5500 (Call Collect).

        We appreciate your prompt attention to this important vote and ask you to be sure your shares are represented and counted in favor of our merger with Armor.

                      On Behalf of the Board of Directors

                      Sincerely,

                      Max L. Lukens
                      Chief Executive Officer and President

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PLEASE VOTE THE ENCLOSED PROXY CARD TODAY " FOR " THE MERGER WITH ARMOR HOLDINGS
YOUR BOARD CONDUCTED AN EXTENSIVE BIDDING PROCESS FOR THE SALE OF SVC AND UNANIMOUSLY CONCLUDED THAT THE MERGER WITH ARMOR HOLDINGS OFFERS THE BEST VALUE TO SVC SHAREHOLDERS